Exhibit 99.4
Consent of Independent Registered Public Accounting Firm
The Board of Directors
First Horizon National Corporation:
We consent to the incorporation by reference into the previously filed registration statements Nos. 33-9846, 33-40398, 33-44142, 33-52561, 33-57241, 33-64471, 333-16225, 333-16227, 333-17457, 333-17457-01, 333-17457-02, 333-17457-03, 333-17457-04, 333-70075, 333-91137, 333-92145, 333-92147, 333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862, 333-110845, 333-123404, 333-124297, 333-124299, 333-133635, 333-147409, 333-150448, 333-156614 and 333-166818 of First Horizon National Corporation (the Company) of our reports dated February 26, 2010, except as to Notes 1, 7, 12, 14, 17, 18, 19, 20, 21, 22, and 29, which are as of December 13, 2010, with respect to the Company’s consolidated statements of condition as of December 31, 2009 and 2008, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in Exhibit 99.3 of the Company’s Current Report on Form 8-K filed on December 13, 2010.
/s/ KPMG LLP
Memphis, Tennessee
December 13, 2010